Exhibit 99.1

Martin C. Mihm Jr., M.D.
Director Melanoma Program, Department of Dermatology	Harvard Medical School

May 20, 2011

Lucid, Inc.

2320 Brighton Henrietta Town Line Road

Rochester, NY 14623

Re: Lucid, Inc. - Form S-1 Registration Statement

Dear Lucid, Inc:

With respect to the Form S-1 Registration Statement for Lucid, Inc., dated April 15, 2011, as amended by Pre-Effective Amendment No. 1, dated on or about May 25, 2011 (as amended, the “Registration Statement”), I hereby consent to:

The reference to my name in connection with my agreement to serve as the Chair of Lucid’s Scientific Advisory Board.

This consent shall apply to the Registration Statement, as the same may amended hereafter, so long as the material which is the subject of this consent is not materially amended.

Sincerely,

/s/ Martin C. Mihm
Martin C. Mihm, M.D., FACP

MCM/rf

By:	Martin C. Mihm Jr, M.D
Print Name:
Title:	Director of Melanoma, BWH

Emmanuel College
41 Avenue Louis Pasteur, Room 317B
Boston, Massachusetts 02115
Tel: 617-264-5910 Fax: 617-264-3021
Email: mmihm@partners.org/ www.brighamandwomens.org